POWER OF ATTORNEY

				TO SIGN FORMS 4 AND 5




	The
undersigned director/officer of Anixter International Inc. hereby authorizes
  John Dul, James Knox or Dennis Letham to sign on behalf of the undersigned any
  Forms 4 and 5 that are required to be filed from time to time with the Securities and Exchange Commission.
Such forms
shall be completed from the information
  furnished by me
to the Company
and the information in the Company's records.
  This
authority shall
continue in effect until revoked.







  Dated this 26th day
of August, 2002.

  Signed:   	Robert W.
Grubbs
  Printed Name:
Robert W. Grubbs